Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (333-191478) and S-8 (333-164950) of Golden Queen Mining Co. Ltd. of our report dated March 27, 2018 relating to the consolidated financial statements, which appears in this Form 10-K.

(Signed) “PricewaterhouseCoopers LLP”

Chartered Professional Accountants

Vancouver, Canada

March 27, 2018